UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  February 19, 2009

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27465 (Commission File Number)	26-1469061 (IRS Employer Identification No.)

911 Ranch Road 620 N, Suite 204
Austin, TX 78734
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 387- 3309

Copies to:
Darrin M. Ocasio, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.
(b)
On February 12, 2009, Philip D. Ellett, Innovative Software Technologies, Inc.’s (the “Company”) Chief Executive Officer and Director gave notice to the Company of his resignation, effective February 19, 2009. Mr. Ellett is resigning to pursue another career opportunity.

(c)
In connection with the announced resignation of Mr. Ellett, the Company announced that Mr. Robert V. Rudman, currently the Company’s Chief Financial Officer would also be serving as the Acting Chief Executive Officer and Director of Innovative Software Technologies, Inc. until a replacement for Mr. Ellett can be recruited. Mr. Rudman has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

(d)	Not applicable.
(e)	Not applicable.
(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: February 19, 2009	By:	/s/ Robert V. Rudman
Robert V. Rudman
Chief Executive Officer